                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-12

                       INTERNEURON PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       INTERNEURON PHARMACEUTICALS, INC.
                             One Ledgemont Center
                               99 Hayden Avenue
                        Lexington, Massachusetts 02421

                               ----------------

                   Notice of Annual Meeting of Stockholders
                           To be held March 7, 2001

                               ----------------

TO THE STOCKHOLDERS:

  Notice is hereby given that the Annual Meeting of the Stockholders of Interneuron Pharmaceuticals, Inc. (the "Company") will be held on March 7, 2001, at 10:00 a.m. local time at The Doubletree Guest Suites, 550 Winter Street, Waltham, Massachusetts 02451. The Annual Meeting is called for the following purposes:

    1. To elect a board of seven directors;

    2. To approve and ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company; and

    3. To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

  The close of business on January 22, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will not be closed.

  All stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                          By Order of the Board of Directors,

                                          Glenn L. Cooper, M.D.
                                          President, Chief Executive
                                          Officer and Chairman

Dated: January 29, 2001

                       INTERNEURON PHARMACEUTICALS, INC.
                             One Ledgemont Center
                               99 Hayden Avenue
                        Lexington, Massachusetts 02421
                                (781) 861-8444

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Interneuron Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders to be held at The Doubletree Guest Suites, 550 Winter Street, Waltham, Massachusetts 02451 on Wednesday, March 7, 2001, at 10:00 a.m. and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Executive Vice President, Chief Financial Officer and Treasurer of the Company, at the Company's above stated address. Attendance at the Annual Meeting will not have the effect of revoking the proxy unless such written notice is given or the stockholder votes by ballot at the Annual Meeting.

  If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, including the election of the nominees set forth under the caption "Election of Directors," and the approval and ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company.

  The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company's stockholders is February 7, 2001.

  Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

                      VOTING SECURITIES AND VOTING RIGHTS

  Holders of shares of Common Stock, par value $.001 per share (the "Shares"), and holders of shares of Series B and Series C Convertible Preferred Stock, par value $.001 per share (the "Preferred Shares"), of record as of the close of business on January 22, 2001, are entitled to notice of, and to vote at, the Annual Meeting on all matters except that the holders of the Preferred Shares are not entitled to vote for the election of directors. Except as set forth in the preceding sentence, each outstanding Share is entitled to one vote upon all matters to be acted upon at the Annual Meeting. For purposes of voting at the Annual Meeting on all matters except the election of directors, the Preferred Shares are treated as converted into Shares.

  Accordingly, on the record date there were issued and outstanding an aggregate of (i) 42,780,492 Shares entitled to vote for the election of directors, and (ii) 43,402,714 Shares, giving effect to the right to vote 622,222 Shares held by the holder of the 244,425 Preferred Shares, voting as one class, entitled to vote on all other matters. A majority of the outstanding Shares entitled to vote on any matter and represented at the Annual Meeting in person or by proxy shall constitute a quorum. Assuming a quorum is present, (i) the affirmative vote of a plurality of the 42,780,492 Shares so represented and entitled to vote is necessary to elect the directors and (ii) the affirmative vote of a majority of the 43,402,714 Shares so represented and entitled to vote, excluding broker non-votes, is necessary to approve the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company.

  Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's Shares will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter, even though the stockholder may interpret such action differently. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

                            PRINCIPAL STOCKHOLDERS

  Set forth below is information concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the Shares or Preferred Shares, each director, each executive officer named under "Executive Compensation" and all directors and executive officers of the Company as a group based upon the number of outstanding Shares and Preferred Shares as of January 22, 2001.

                                            Amount and Nature      Percent of
                                              of Beneficial        Outstanding
Name and Address of Beneficial Holder         Ownership(1)       Stock Owned(16)
-------------------------------------       -----------------    --------------
Lindsay A. Rosenwald, M.D..................     2,634,149 (2)          6.1%
Glenn L. Cooper, M.D.......................     2,035,123 (3)          4.5%
Mark S. Butler.............................       987,587 (4)(5)       2.3%
Bobby W. Sandage, Jr., Ph.D. ..............     1,041,083 (5)(6)       2.4%
Michael W. Rogers..........................       693,625 (5)(7)       1.6%
Harry J. Gray..............................        72,585 (8)            *
Alexander M. Haig, Jr......................        73,085 (9)            *
Malcolm Morville, Ph.D.....................       123,085 (10)           *
Lee J. Schroeder...........................       123,085 (10)           *
David B. Sharrock..........................       172,085 (11)           *
J. Morton Davis............................     4,479,452 (12)        10.5%
  c/o D.H. Blair Investment Banking Corp.
  44 Wall Street
  New York, New York 10005
Dov and Laya Perlysky......................     2,622,481 (13)         6.1%
  9 Beachwood Drive
  Lawrence, New York 11559
American Home Products Corp................       244,425 (14)         100%
  Five Giralda Farms
  Madison, New Jersey 07940
All directors and executive officers
  as a group (10 persons)..................     7,955,492 (15)        16.5%

--------
 *Less than one percent.

 (1) Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission ("S.E.C.") and generally means the power to vote and/or to dispose of the securities regardless of any economic interest therein.

 (2) Includes (i) 2,427,481 Shares, of which 410,000 have been pledged in favor of a bank, and (ii) 206,668 Shares issuable upon exercise of options exercisable within 60 days, but excludes (i) 83,332 Shares issuable upon exercise of options which are not exercisable within 60 days, and (ii) 638,431 Shares owned by Dr. Rosenwald's wife, as to which Shares Dr. Rosenwald disclaims beneficial ownership.

 (3) Includes (i) 7,206 Shares, and (ii) 2,027,917 Shares issuable upon exercise of options exercisable within 60 days, but excludes (i) 702,083 Shares issuable upon exercise of options which are not exercisable within 60 days, (ii) 150,000 Shares subject to restricted stock awards which do not vest within 60 days and (iii) the following held by Dr. Cooper's wife, an employee of the Company: 95,000 Shares issuable upon exercise of options, as to all of which Shares Dr. Cooper disclaims beneficial ownership.

 (4) Includes (i) 4,378 Shares, (ii) 3,000 Shares owned by Mr. Butler's children, and (iii) 980,209 Shares issuable upon exercise of options exercisable within 60 days, but excludes 394,791 Shares issuable upon exercise of options which are not exercisable within 60 days.

 (5) Excludes 100,000 Shares subject to restricted stock awards which do not vest within 60 days.

 (6) Includes (i) 2,228 Shares and (ii) 1,038,855 Shares issuable upon exercise of options exercisable within 60 days, but excludes 378,645 Shares issuable upon exercise of options which are not exercisable within 60 days.

 (7) Includes (i) 28,000 Shares and (ii) 665,625 Shares issuable upon exercise of options exercisable within 60 days, but excludes 759,375 Shares issuable upon exercise of options which are not exercisable within 60 days.

 (8) Includes 72,585 Shares issuable upon exercise of options exercisable within 60 days, but excludes 73,915 Shares issuable upon exercise of options which are not exercisable within 60 days.

 (9) Includes 73,085 Shares issuable upon exercise of options exercisable within 60 days, but excludes 73,915 Shares issuable upon exercise of options which are not exercisable within 60 days.

(10) Includes 123,085 Shares issuable upon exercise of options exercisable within 60 days, but excludes 73,915 Shares issuable upon exercise of options which are not exercisable within 60 days.

(11) Includes (i) 5,000 Shares and (ii) 167,085 Shares issuable upon exercise of options exercisable within 60 days, but excludes 73,915 Shares issuable upon exercise of options which are not exercisable within 60 days.

(12) Based on information contained in Form 4s and amendments to a Schedule 13-D filed with the S.E.C. Includes (i) 50,156 Shares owned by J. Morton Davis; (ii) 3,751,431 Shares owned by D.H. Blair Investment Banking Corp. which is owned by J. Morton Davis; and (iii) 677,865 Shares owned by Rivkalex Corp., the sole stockholder of which is Mr. Davis' wife. Mr. Davis disclaim beneficial ownership of the Shares owned by Rivkalex.

(13) Based on information contained in a Schedule 13-G filed with the S.E.C. Includes (i) 1,890,000 Shares owned directly by Dov Perlysky; (ii) 74,000 Shares owned by a charitable entity controlled by Dov Perlysky's wife, Laya Perlysky; and (iii) 658,481 Shares owned directly by Laya Perlysky. Dov and Laya Perlysky disclaim beneficial ownership of all Shares held by each other.

(14) Represents Preferred Shares, which constitute all of the outstanding Preferred Shares, and which are convertible into 622,222 Shares, each entitled to one vote per Share, on a converted basis, on all matters except the election of directors. American Home Products Corp. ("AHP") also owns 31,422 Shares.

(15) Includes 5,478,199 Shares issuable upon exercise of options exercisable within 60 days, but excludes (i) 2,687,801 Shares issuable upon exercise of options which are not exercisable within 60 days and (ii) 450,000 Shares subject to restricted stock awards which do not vest within 60 days.

(16) All holders own Shares, with the exception of AHP which owns (i) 244,425 Preferred Shares (convertible into 622,222 Shares) and (ii) 31,422 Shares. The percent of class in this column is calculated as follows:

  (a) for holders of Shares, on the basis of 42,780,492 Shares outstanding, excluding 622,222 Shares issuable upon conversion of the Preferred Shares, representing the number of Shares outstanding and entitled to vote for the election of directors of the Company, except that Shares issuable or which may be issuable within 60 days are deemed to be outstanding for purposes of calculating the percent owned by the holder of such securities.

  (b) for holders of Preferred Shares, the percent of class is calculated on the basis of 244,425 Preferred Shares outstanding.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

  At the Annual Meeting, seven directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. Each of the nominees is currently a director of the Company. Management recommends that the persons named below be elected as directors of the Company and it is intended that the accompanying proxy will be voted for the election as directors of the seven persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by management.

  The following sets forth certain information relating to the seven nominees for election to the Board of Directors.

  Glenn L. Cooper, M.D. (48) has been President, Chief Executive Officer and a director of the Company since May 1993 and Chairman since January 2000. Dr. Cooper was also President and Chief Executive Officer of Progenitor, Inc., a minority-owned subsidiary of the Company, which announced its decision to cease operations in December 1998 ("Progenitor"), from September 1992 to May 1993. Prior to joining Progenitor, Dr. Cooper was Executive Vice President and Chief Operating Officer of Sphinx Pharmaceuticals Corporation from August 1990. Dr. Cooper had been associated with Eli Lilly since 1985, most recently, from June 1987 to July 1990, as Director, Clinical Research, Europe, of Lilly Research Center Limited; from October 1986 to May 1987 as International Medical Advisor, International Research Coordination of Lilly Research Laboratories; and from June 1985 to September 1986 as Medical Advisor, Regulatory Affairs, Chemotherapy Division at Lilly Research Laboratories. Dr. Cooper is a director and Vice Chairman of Proneuron Biotechnologies, Inc., a private Israeli-based biotechnology company. Dr. Cooper received his M.D. from Tufts University School of Medicine, performed his postdoctoral training in Internal Medicine and Infectious Diseases at the New England Deaconess Hospital and Massachusetts General Hospital and received his B.A. from Harvard College.

  Harry J. Gray (81) has been a director of the Company since May 1993. Mr. Gray was associated with United Technologies Corp. for 17 years and was its President from 1971 until 1972 when he became its Chairman and Chief Executive Officer until his retirement in 1986. Mr. Gray is currently Chairman and Chief Executive Officer of Harry Gray Associates of Florida, a private investment firm, Chairman of Mott Corporation and Chairman of SourceOne Worldwide, Inc., formerly known as Worldwide Fulfillment and Distribution, Inc.

  Alexander M. Haig, Jr. (76) has been a director of the Company since January 1990. Since August 1982, General Haig has been Chairman and President of Worldwide Associates, Inc., a business adviser to both U.S. and foreign companies in connection with international marketing and venture capital activities. From January 1981 until July 1982, General Haig served as Secretary of State of the United States. From December 1979 until January 1981, General Haig was President and Chief Operating Officer of United Technologies Corp. and is currently a senior consultant to such corporation. From 1974 through 1979, General Haig was the Supreme Allied Commander of NATO. Prior to that, he was White House Chief of Staff under the Nixon and Ford Administrations. General Haig currently serves on the Board of Directors of America Online, Inc., MGM Grand, Inc., and Metro-Goldwyn-Mayer Inc.

  Malcolm Morville, Ph.D. (55) has been a director of the Company since February 1993. Since March 1993, Dr. Morville has been President and Chief Executive Officer and a director of Phytera, Inc., a plant and marine microbial-based biotechnology company. Dr. Morville is also Chairman and a member of the Board of Directors of Phytera A/S and a member of the Board of Directors of Phytera Ltd. and Phytera Symbion ApS, all of which are wholly-owned subsidiaries of Phytera, Inc. From June 1988 through January 1993, Dr. Morville held various positions with ImmuLogic Pharmaceutical Corporation, including Senior Vice President, Allergic Diseases Strategic Business Unit and Senior Vice President, Development and Preclinical Research. From 1970 to June 1988, Dr. Morville held various positions with Pfizer Central Research, including Director, Immunology and

Infectious Diseases and Assistant Director, Metabolic Diseases and General Pharmacology. Dr. Morville received his Ph.D. and his B.Sc. in Biochemistry at the University of Manchester Institute of Science and Technology (U.K.).

  Lindsay A. Rosenwald, M.D. (45) was a co-founder and from February 1989 to January 19, 2000 was Chairman of the Board of Directors of the Company. Dr. Rosenwald is also the founder and Chairman of Paramount Capital Asset Management, Inc., which serves as the General Partner of Aries Domestic Fund, L.P. and the Aries Domestic Fund II, L.P. and as the investment manager of The Aries Master Fund, a Cayman Islands exempted company. Dr. Rosenwald is also the founder and Chairman of Paramount Capital Investments, LLC, a biotechnology, biomedical and biopharmaceutical merchant banking firm, and Paramount Capital, Inc., an investment bank specializing in the biotechnology, biomedical and biopharmaceutical industries. Dr. Rosenwald is also a director of Neose Technologies, Inc., a manufacturer of bioactive carbohydrates, Keryx Biopharmaceuticals, Inc., a publicly traded post-genomics, drug discovery and development company, Access Oncology, formerly MedClips.com, and he has founded numerous biopharmaceutical companies and currently serves as an officer or director of several privately held biopharmaceutical companies. Dr. Rosenwald is also the President of the Rosenwald Foundation, a charitable foundation based in New York which will assist outstanding scientists in their continued research and development in order to further the advancement of biotechnology. Dr. Rosenwald received his M.D. from Temple University School of Medicine and his B.S. in Finance from Pennsylvania State University.

  Lee J. Schroeder (72) has been a director of the Company since August 1991. Since 1985, Mr. Schroeder has been the President of Lee Schroeder & Associates, Inc., a pharmaceutical consulting firm. Mr. Schroeder was President and Chief Operating Officer of FoxMeyer Lincoln Drug Co., a wholesale drug company, from February 1983 to March 1985 and was the Executive Vice President, responsible for United States pharmaceutical operations, and a member of the executive committee of Sandoz, Inc. from April 1981 to February 1983, and was Vice President and General Manager of Dorsey Laboratories, a division of Sandoz, Inc., from November 1974 to April 1981. Mr. Schroeder is also a member of the Board of Directors of Ascent Pediatrics, Inc., Celgene Corporation, and MGI Pharma Inc.

  David B. Sharrock (64) has been a director of the Company since February 1995. Mr. Sharrock was associated with Marion Merrell Dow Inc. and its predecessor companies for over thirty-five years until his retirement in December 1993. Most recently, since December 1989, he served as Executive Vice President and Chief Operating Officer and a director, and in 1988, he was named President and Chief Operating Officer of Merrell Dow Pharmaceuticals, Inc. Mr. Sharrock has been a consultant to the Company since February 1994 and is also a director of Incara Pharmaceuticals Corp. ("Incara"), Praecis Pharmaceuticals, Inc. and Broadwing, Inc.

  Directors are elected by the Company's stockholders at each annual meeting or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next annual meeting or until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors.

                      MEETINGS OF THE BOARD OF DIRECTORS

Board of Directors

  The Board of Directors of the Company held six meetings during the fiscal year ended September 30, 2000 ("fiscal 2000"). Each of the incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees thereof held during fiscal 2000, during the tenure of such directors' service.

Audit Committee

  The Audit Committee consists of General Haig, Mr. Schroeder and Mr. Sharrock. The Audit Committee assists the Board by overseeing the performance of the independent auditors and the quality and integrity of the Company's internal accounting, auditing and financial reporting practices. The Audit Committee's primary duties and responsibilities are to: (1) serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; (2) review and appraise the audit efforts of the Company's independent auditors; and (3) provide an open avenue of communication among the independent auditors, the Company's financial and senior management and the Board of Directors. The Audit Committee met four times during fiscal 2000.

Compensation Committee

  The Compensation Committee, which consists of Mr. Gray, General Haig, Dr. Morville and Mr. Sharrock, reviews and determines the compensation of all executive officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, administers the Company's stock option and other employee compensation plans, including the 1989 Stock Option Plan (the "1989 Plan"), the 1994 Long-Term Incentive Plan, as amended (the "1994 Plan"), the 1995 Employee Stock Purchase Plan, as amended (the "1995 Plan"), the 1997 Equity Incentive Plan (the "1997 Plan"), the 1998 Employee Stock Option Plan (the "1998 Plan") and the 2000 Stock Option Plan (the "2000 Plan"), consults with management on matters concerning compensation and makes recommendations to the Board of Directors on compensation matters where approval of the Board of Directors is required. During fiscal 2000, the Compensation Committee met three times.

  The Company does not have a nominating committee.

                             DIRECTOR COMPENSATION

Cash Compensation

  With the exception of General Haig who receives a $10,000 fee per meeting attended, non-employee directors (except Dr. Rosenwald) of the Company receive a fee of $2,000 per in-person meeting attended and regularly scheduled quarterly meetings conducted telephonically. For each other meeting held by telephone conference, such directors receive a percentage of the regular meeting fee. Except for Dr. Rosenwald, each non-employee director is reimbursed for expenses actually incurred in attending meetings.

Options

  On the date following each annual meeting of the stockholders, each director of the Company (except Drs. Rosenwald and Cooper) is entitled to receive automatic grants of options to purchase 5,000 Shares under the 1994 Plan, which options will be exercisable at a price equal to the fair market value of Shares as determined on the date of grant. Accordingly, during fiscal 2000 each director (except Drs. Rosenwald and Cooper) received options to purchase 5,000 Shares, subject to annual vesting, as an automatic grant under the 1994 Plan. Also, on April 5, 2000, the Company granted to each non-employee director an option to purchase 100,000 Shares at the fair market value of the Shares as determined on that date.

  On May 5, 1998 and August 17, 1998 the Board of Directors offered (the "Repricing Offers") each eligible employee, officer, consultant and director of the Company (the "Option Holders") the right to exchange certain of his or her then outstanding options or warrants (the "Exchanged Options") for new options or warrants to purchase the number of Shares represented by the existing options or warrants at an exercise price equal to the fair market value of the Shares on the date of each Repricing Offer (the "Repriced Options"). All of the directors were eligible to participate in each of the Repricing Offers, and exchanged in the aggregate options to purchase 839,500 Shares for Repriced Options (excluding Dr. Cooper, who exchanged in the aggregate options to purchase 1,760,000 Shares for Repriced Options).

Consulting Agreements and Subsidiary Compensation

  Until October 31, 1999, the Company had a Consulting and Non-Competition Agreement with former director, Dr. Richard Wurtman, and currently has a Consulting and Non-Competition Agreement with Mr. Sharrock and a Management Agreement with Dr. Rosenwald. During fiscal 2000, the Company paid
Drs. Wurtman and Rosenwald fees of $13,356 and $30,000, respectively, pursuant to their agreements. Dr. Wurtman resigned from the Board effective July 29, 1999, and the Company terminated his Consulting and Non-Competition Agreement effective as of October 31, 1999. In fiscal 2000, the Company paid or accrued to Mr. Sharrock consulting fees for consulting services rendered by Mr. Sharrock to the Company of $32,000.

                            EXECUTIVE COMPENSATION

  The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company to the Chief Executive Officer and the three other executive officers of the Company whose annual compensation exceeded $100,000 for fiscal 2000 (collectively, the "named executive officers") for services during the fiscal years ended September 30, 2000, 1999 and 1998.

                          Summary Compensation Table

                                Annual Compensation            Long-Term Compensation
                         --------------------------------- -------------------------------
                                                                  Awards          Payouts
                                                           --------------------- ---------
                                                                                 Long-Term
                                                           Restricted Securities Incentive
                                              Other Annual   Stock    Underlying   Plan     All Other
Name and Principal            Salary   Bonus  Compensation   Awards    Options    Payouts  Compensation
Position                 Year   ($)   ($) (1) ($) (1) (2)   ($) (3)    (#) (4)      ($)      ($) (5)
------------------       ---- ------- ------- ------------ ---------- ---------- --------- ------------
Glenn L. Cooper, M.D.... 2000 350,000 189,000       --       356,250    935,000     --        6,055
 President, Chief
  Executive              1999 350,000  70,000       --          ---         --      --        5,550
 Officer and Chairman    1998 351,673  73,500       --     3,037,033  2,414,292     --        5,544

Mark S. Butler.......... 2000 265,000 119,250       --       237,500    485,000     --        6,277
 Executive Vice
  President, Chief       1999 265,000  45,050       --           --         --      --        5,096
 Administrative Officer
  and                    1998 258,069  46,375       --     1,734,375  1,160,000     --        3,801
 General Counsel

Michael W. Rogers (6)... 2000 265,000 119,250    12,483      237,500    975,000     --        3,266
 Executive Vice
  President,             1999 156,962  45,050    15,752      412,500    450,000     --        3,052
 Chief Financial Officer
  and Treasurer          1998     --      --        --           --         --      --          --

Bobby W. Sandage, Jr.,
 Ph.D. ................. 2000 265,000 119,250       --       237,500    472,500     --        1,989
 Executive Vice
  President,             1999 265,000  45,050       --           --         --      --        2,379
 Research and
  Development,           1998 253,911  46,375       --     1,734,375  1,135,000     --        2,502
 Chief Scientific
  Officer

--------
(1) Amounts shown in this column include compensation accrued in the specified fiscal year, portions of which may have been paid in a subsequent fiscal year.

(2) Amounts shown in this column consist of the following: (i) for fiscal 2000 for Mr. Rogers, a tax gross-up payment of $12,483 to cover the payment of taxes incurred by Mr. Rogers from the inclusion of fiscal 1999 moving, relocation or temporary living expenses; and (ii) for fiscal 1999 for Mr. Rogers, $15,752 in moving, relocation or temporary living expenses.

(3) Amounts shown in this column consist of the value of the Shares subject to restricted stock awards granted to named executive officers under the 1997 Plan, including for Dr. Cooper in fiscal 1998, $435,470 representing the value of the 40,850 Shares subject to restricted stock awards granted to Dr. Cooper's wife, the Company's Vice President of Human Resources, as to which Dr. Cooper disclaims beneficial ownership. Amounts shown in this column were calculated based on the fair market value of Shares on the date of the grant of the award as quoted by the Nasdaq Stock Market ("Nasdaq"), multiplied by the number of Shares subject to the restricted stock award: (i) for fiscal 2000, the fair market value of the Shares was $2.375, representing the closing price of the Shares on April 5, 2000;
    (ii) for fiscal 1999, the fair market value of the Shares was $4.125, representing the closing price of the Shares on February 23, 1999; and
    (iii) for fiscal 1998, the fair market value of the Shares was $11.5625, representing the closing price of the Shares on November 7, 1997, except for 6,650 Shares subject to an award made to Dr. Cooper's wife on May 5, 1998, for which the fair market value was $6.02.

   The number of Shares subject to restricted stock awards granted to the named executive officers were as follows: (i) in fiscal 2000, 150,000 Shares to Dr. Cooper and 100,000 each to Messrs. Butler and Rogers and Dr. Sandage; (ii) in fiscal 1999, 100,000 Shares to Mr. Rogers; and (iii) in fiscal 1998, 225,000 Shares to Dr. Cooper and 150,000 Shares to each of Mr. Butler and Dr. Sandage. The Shares subject to the restricted stock awards may be sold immediately upon their vesting which is subject to automatic extension during a

   Black-Out Period (as defined in the 1997 Plan). With respect to Mr. Rogers, initial vesting of his Shares subject to a restricted stock award was scheduled to commence in May 1999 and extend through May 2000. In December 1999, the Board of Directors amended Mr. Rogers' restricted stock award by changing the vesting date for certain Shares from May 2000 to December 1999. Prior to their issuance upon vesting and satisfaction of any other required conditions, no dividends are payable with respect to the Shares subject to the restricted stock awards.

   In fiscal 2000, a portion of the Shares subject to the restricted stock awards vested with respect to each of the named executive officers and, upon payment representing the par value of the Shares, Shares were issued to the named executive officers as follows: 150,000 Shares to Dr. Cooper and 100,000 Shares to each of Messrs. Butler and Rogers and Dr. Sandage. The value of the shares issued at vesting, determined by the weighted average of the fair market value of the Shares sold in the aggregate by the named executive officers or other employees each day of vesting, multiplied by the number of Shares minus the amount of consideration paid, was as follows: $336,671 for Dr. Cooper (excluding $50,767 for Dr. Cooper's wife), $222,007 for Mr. Butler, $209,260 for Mr. Rogers and $223,302 for Dr. Sandage.

   In fiscal 1998, a portion of the Shares subject to the restricted stock awards vested with respect to Drs. Cooper and Sandage and Mr. Butler and, upon payment representing the par value of the Shares, Shares were issued to the named executive officers as follows: 75,000 Shares to Dr. Cooper and 50,000 Shares to each of Mr. Butler and Dr. Sandage. The value of the Shares issued at the May 1998 vesting, determined by the weighted average of the fair market value of the Shares sold in the aggregate by such named executive officers or other employees each day of vesting, multiplied by the number of Shares minus the amount of consideration paid, was as follows: $442,613 for Dr. Cooper (excluding $103,613 for Dr. Cooper's wife), $278,975 for Mr. Butler, and $283,300 for Dr. Sandage.

  The number and value of the Shares subject to outstanding restricted stock awards of the named executive officers at the end of fiscal 2000 were as follows:

                                       Number of Shares
                                          Subject to        Value of Restricted
   Named Executive Officer          Restricted Stock Awards  Stock Awards (a)
   -----------------------          ----------------------- -------------------
   Glenn L. Cooper, M.D. ..........         150,000              $342,150
   Mark S. Butler..................         100,000              $228,100
   Michael W. Rogers...............         100,000              $228,100
   Bobby W. Sandage, Jr., Ph.D.....         100,000              $228,100

--------
  (a) The value is calculated by multiplying the number of Shares subject to outstanding restricted stock awards at year end by the fair market value of the outstanding Shares on September 30, 2000 ($2.28), as quoted by Nasdaq.


(4) Consists of options granted by the Company to the named executive officers, except for Dr. Cooper (a) for fiscal 1998, which also includes
    (i) 25,792 and 33,500 options granted by Incara and Progenitor, respectively; and (ii) options to purchase an aggregate of 95,000 Shares granted to Dr. Cooper's wife, as to which Shares Dr. Cooper disclaims beneficial ownership; and (b) for fiscal 2000, which also includes options to purchase an aggregate of 25,000 Shares granted to Dr. Cooper's wife as to which Shares Dr. Cooper disclaims beneficial ownership.

   For fiscal 1998, this column includes Exchanged Options granted to such named executive officers, which were exchanged for Repriced Options, including Exchanged Options in the following amounts: 500,000 to Dr. Cooper; 250,000 to Mr. Butler; and 250,000 to Dr. Sandage.

(5) Amounts shown in this column include the following:

  (a) disability insurance premiums paid on behalf of the named executive officers, in the following amounts: (i) for fiscal 2000, $1,330 for Dr. Cooper, $1,007 for Mr. Butler, $972 for Mr. Rogers and $1,007 for Dr. Sandage; (ii) for fiscal 1999, $1,343 for Dr. Cooper, $1,016 for Mr. Butler, $868 for Mr. Rogers and $1,015 for Dr. Sandage; and (iii) for fiscal 1998, $1,368 for Dr. Cooper, $1,009 for Mr. Butler and $992 for Dr. Sandage.

  (b) group term life insurance premiums paid on behalf of the named executive officers, in the following amounts: (i) for fiscal 2000, $1,125 for Dr. Cooper, $1,529 for Mr. Butler, $584 for Mr. Rogers and $982 for Dr. Sandage; (ii) for fiscal 1999, $1,559 for Dr. Cooper, $2,210 for Mr. Butler, $474 for Mr. Rogers and $1,364 for Dr. Sandage; and (iii) for fiscal 1998, $1,771 for Dr. Cooper, $2,792 for Mr. Butler and $1,510 for Dr. Sandage.

  (c) term life insurance premium payments to or on behalf of the named executive officers as follows: (i) for fiscal 2000, $3,600 for Dr. Cooper, $3,741 for Mr. Butler and $1,710 for Mr. Rogers; (ii) for fiscal 1999, $2,684 for Dr. Cooper, $1,870 for Mr. Butler and $1,710 for Mr. Rogers; and (iii) for fiscal 1998, $2,405 for Dr. Cooper.

(6) Mr. Rogers became a named executive officer of the Company on February 23, 1999.

  The following table sets forth certain information with respect to individual grants of stock options made by the Company during fiscal 2000 to the named executive officers:

                       Option Grants in Last Fiscal Year

                                                                                   Potential
                                                                              Realizable Value at
                                          Individual Grants                     Assumed Annual
                         ----------------------------------------------------   Rates of Stock
                          Number of      % of Total                           Price Appreciation
                          Securities    Options/SARs                          for Option Term ($)
                          Underlying     Granted to    Exercise or                    (7)
                         Options/SARs   Employees in   Base Price  Expiration -------------------
Name                     Granted (#)   Fiscal Year (2)  ($/Share)     Date       5%        10%
----                     ------------  --------------- ----------- ---------- --------- ---------
Glenn L. Cooper, M.D....   910,000(1)         25%         2.375      4/5/10   1,359,199 3,444,476
Mark S. Butler..........   485,000(1)         13%         2.375      4/5/10     724,408 1,835,792
Michael W. Rogers.......   475,000(3)         13%         2.375      4/5/10     709,472 1,797,941
Michael W. Rogers.......   250,000(4)          7%         4.00       4/5/07         --    157,051
Michael W. Rogers.......   250,000(5)          7%         6.00          (6)         --        --
Bobby W. Sandage, Jr.,
 Ph.D...................   472,500(1)         13%         2.375      4/5/10     705,738 1,788,478

--------
(1) Represents: (i) for Dr. Cooper, 600,000 options granted under the 2000 Plan and 310,000 options granted under the 1994 Plan; (ii) for Mr. Butler, 300,000 options granted under the 2000 Plan and 185,000 options granted under the 1994 Plan; and (iii) for Dr. Sandage, 300,000 options granted under the 2000 Plan and 172,500 options granted under the 1994 Plan.

(2) Options to purchase a total of 3,606,750 Shares were granted to officers and employees in fiscal 2000.

(3) 300,000 of these options were granted to Mr. Rogers under the 2000 Plan and 175,000 of the options were granted under the 1994 Plan.

(4) These options were granted to Mr. Rogers under the 1998 Plan.

(5) 125,000 of these options were granted to Mr. Rogers under the 1998 Plan and 125,000 of the options were granted under the 1994 Plan.

(6) The 125,000 options granted to Mr. Rogers under the 1998 Plan have an expiration date of April 5, 2007 and the 125,000 options granted under the 1994 Plan have an expiration date of April 5, 2010.

(7) Calculated by multiplying the exercise price by the annual appreciation rate shown (as prescribed by S.E.C. rules and compounded for the term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. These amounts are not intended to forecast possible future appreciation, if any, of the price of the Shares.

  The following table sets forth certain information with respect to each exercise of stock options during fiscal 2000 by named executive officers and the number and value of unexercised options held by each of the named executive officers as of September 30, 2000:

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                                           Number of Securities
                                                          Underlying Unexercised
                                                            Options at Fiscal    Value of Unexercised in-the-Money
                         Shares Acquired      Value       Year-End Exercisable/     Options at Fiscal Year-End
Name                     on Exercise (#) Realized ($) (1)   Unexercisable (#)    Exercisable/Unexercisable ($) (2)
----                     --------------- ---------------- ---------------------- ---------------------------------
Glenn L. Cooper, M.D....        --               --        1,607,084/1,122,916              ---- / ----
Mark S. Butler..........     80,000          148,700           707,293/667,707              ---- / ----
Michael W. Rogers.......        --               --          346,875/1,078,125              ---- / ----
Bobby W. Sandage, Jr.,
 Ph.D...................        --               --            777,397/640,103              ---- / ----

--------
(1) This amount represents the number of options exercised multiplied by the difference between the exercise price of the options and the sale price of the Shares on the sale date.

(2) At September 30, 2000, none of the named executive officers owned options with an exercise price lower than $2.28, the fair market value of the Shares at September 30, 2000.

Restricted Stock Awards

  In fiscal 1998, the Company adopted the 1997 Plan, which covers an aggregate of 1,750,000 Shares that have been and may be issued pursuant to restricted stock awards upon satisfaction of specified vesting periods, in consideration of services rendered to the Company, the par value of the Shares, or such other consideration as the Board of Directors or the Compensation Committee of the Board may determine. The Shares issued and subject to the awards may be sold immediately upon their vesting. The Company has a registration statement on Form S-8 relating to the issuance of Shares under the 1997 Plan.

            EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                        CHANGE-IN-CONTROL ARRANGEMENTS

Glenn L. Cooper, M.D.

  Effective May 1, 1999, the Company entered into an employment agreement (the "Cooper Agreement") with Dr. Glenn L. Cooper, which supersedes the Company's prior employment agreement with Dr. Cooper, for Dr. Cooper to continue to serve as Chief Executive Officer and President of the Company for a term of three years. The Cooper Agreement provides for an annual base salary of $350,000, plus bonuses pursuant to the Company's Senior Executive Bonus Plan and eligibility to receive grants of stock options pursuant to the Company's stock option plans, as approved by the Board of Directors or the Compensation Committee of the Board of Directors. The Company provides Dr. Cooper with a $1,000,000 life insurance policy payable to the beneficiary of his choice.

  The Cooper Agreement provides that Dr. Cooper may not, during the term of the Cooper Agreement and for a year from the date of termination of employment, engage in any business competitive with the Company or its research activities, unless such termination is by Dr. Cooper for "Just Cause," as such term is defined in the Cooper Agreement. If Dr. Cooper is terminated for reasons other than "Just Cause" or a "Change in Control," as such terms are defined in the Cooper Agreement, he is entitled to receive his base salary plus pro-rated average bonuses, for a period equal to the longer of (a) the remainder of the term of the Cooper Agreement or (b) twelve
(12) months from the termination date of the Cooper Agreement, either in a lump sum or installments, at the discretion of the Company.

Mark S. Butler

  Effective March 15, 1999, the Company entered into an employment agreement (the "Butler Agreement") with Mark S. Butler, which supersedes the Company's prior employment agreement with Mr. Butler, for Mr. Butler to continue to serve as the Company's Executive Vice President, Chief Administrative Officer and General Counsel for a term of one year, subject to automatic one year renewal periods unless notice of termination is given by either Mr. Butler or the Company within sixty (60) days prior to each anniversary date of the Butler Agreement. The Butler Agreement provides for an annual base salary of $265,000 and eligibility to participate in the Company's Senior Executive Bonus Plan. In the event Mr. Butler terminates his employment with the Company for "Just Cause," including a "Change of Control," as such terms are defined in the Butler Agreement, or if the Butler Agreement is not renewed by the Company, Mr. Butler is entitled to receive his base salary plus pro-rated average bonuses for a period of twelve (12) months following such termination. This amount may be paid either in a lump sum or installments, at the discretion of the Company, and is subject to set-off from other employment. The Company will reimburse Mr. Butler for the premiums for $1,000,000 additional term life insurance during the term of Mr. Butler's employment.

Michael W. Rogers

  Effective February 23, 1999, the Company entered into an employment agreement (the "Rogers Agreement") with Michael W. Rogers for Mr. Rogers to serve as the Company's Executive Vice President and Chief Financial Officer for a term of one year, subject to automatic one year renewal periods unless notice of termination is given either by Mr. Rogers or the Company within sixty (60) days prior to each anniversary date of the Rogers Agreement. The Rogers Agreement provides for an annual base salary of $265,000. Mr. Rogers is also eligible to: (i) participate in the Company's Senior Executive Bonus Plans subject to certain conditions set forth in the Rogers Agreement; (ii) receive options to purchase 450,000 Shares under the Company's stock option plans; and (iii) receive a restricted stock award under the Company's 1997 Plan with respect to 100,000 Shares. The Company will reimburse Mr. Rogers for the premiums for $1,000,000 additional term life insurance during the term of Mr. Rogers' employment.

  In the event Mr. Rogers terminates his employment with the Company for "Just Cause," including a "Change of Control," as such terms are defined in the Rogers Agreement, or if the Rogers Agreement is not renewed by the Company, Mr. Rogers is entitled to receive his base salary plus pro-rated average bonuses for a period of twelve (12) months following such termination. This amount may be paid either in a lump sum or installments, at the discretion of the Company, and is subject to set-off from other employment.

Bobby W. Sandage, Jr., Ph.D.

  Effective March 15, 1999, the Company entered into an employment agreement (the "Sandage Agreement") with Bobby W. Sandage, Jr., Ph.D., which supercedes the Company's prior employment agreement with Dr. Sandage, for Dr. Sandage to continue to serve as the Company's Executive Vice President, Research and Development and Chief Scientific Officer for a term of one year, subject to automatic one year renewal periods, unless notice of termination is given by either Dr. Sandage or the Company within sixty (60) days prior to each anniversary date of the Sandage Agreement. The Sandage Agreement provides for an annual base salary of $265,000 and eligibility to participate in the Company's Senior Executive Bonus Plan. In the event Dr. Sandage terminates his employment with the Company for "Just Cause," including a "Change of Control," as such terms are defined in the Sandage Agreement, or if the Sandage Agreement is not renewed by the Company, Dr. Sandage is entitled to receive his base salary plus pro-rated average bonuses for a period of twelve (12) months following such termination. This amount may be paid either in a lump sum or installments, at the discretion of the Company, and is subject to set-off from other employment. The Company will reimburse Dr. Sandage for the premiums for $1,000,000 additional term life insurance during the term of Dr. Sandage's employment.

  In the event of certain transactions, including those which may result in a Change in Control, as defined under each of the Company's 1989 Plan, 1994 Plan, 1997 Plan, 1998 Plan and 2000 Plan, unvested installments of options to purchase Shares or awards of restricted stock held by executive officers of the Company may be subject to accelerated vesting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the 1934 Act requires the Company's executive officers and directors and other persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the S.E.C. initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by S.E.C. regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

  Based solely on the Company's review of such forms furnished to the Company, the Company believes that all filing requirements applicable to the Company's executive officers, directors and greater than 10% beneficial owners were complied with for fiscal 2000.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During fiscal 2000, the members of the Compensation Committee were: Mr. Gray, General Haig, Dr. Morville and Mr. Sharrock. In fiscal 2000, none of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries. In fiscal 2000, the Company paid or accrued to Mr. Sharrock consulting fees for consulting services rendered by Mr. Sharrock to the Company of $32,000.

                           AUDIT COMMITTEE REPORT(1)

  The Audit Committee consists of General Haig, Mr. Schroeder and Mr. Sharrock. Each of the members of the Audit Committee is "independent" pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards. The Audit Committee operates in accordance with its written charter, a copy of which is attached as Appendix A, adopted by the Board of Directors on June 7, 2000. During the fiscal year ended September 30, 2000, the Audit Committee met four times.

  The Audit Committee assists the Board by overseeing the performance of the independent auditors and the quality and integrity of the Company's internal accounting, auditing and financial reporting practices. The Audit Committee's primary duties and responsibilities are to: (1) serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; (2) review and appraise the audit efforts of the Company's independent auditors; and (3) provide an open avenue of communication among the independent auditors, the Company's financial and senior management and the Board of Directors.

  In discharging its oversight responsibility of the audit process, the Audit Committee obtained from the independent auditors, PricewaterhouseCoopers LLP, a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence.

--------
(1) The material in this report is not soliciting material, is not deemed filed with the S.E.C. and is not incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

  The Audit Committee discussed and reviewed the audited financial statements of the Company for the fiscal year ended September 30, 2000 with management. The Audit Committee has discussed with its independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

  Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors, and the Board concurred in such recommendation.

                                          General Alexander M. Haig, Jr.,
                                           Chairman
                                          Lee J. Schroeder
                                          David B. Sharrock

                         COMPENSATION COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION(2)

General

  The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting, motivating and retaining qualified executive officers. Accordingly, compensation structures for the named executive officers of the Company generally include a combination of salary, bonuses and long-term compensation. The Compensation Committee's informal executive compensation philosophy considers a number of factors, which may include:

  . providing compensation levels competitive with companies in comparable industries which are at a similar stage of development, or undergoing similar corporate events, and which are located in the Company's geographic area;

  . identifying appropriate performance goals for the Company and providing flexibility in compensation levels with the achievement of such goals;

  .  rewarding above average corporate performance; and

  . recognizing and providing incentive for individual initiative and achievement.

Base Salary

  Base salary for fiscal 2000 was determined based on a range of measures and internal targets set before the start of the fiscal year and in part by comparison to the compensation of executive officers of comparable biotechnology and pharmaceutical companies.

Bonuses

  Bonus compensation for fiscal 2000 was contingent upon the Company achieving certain business and financial objectives during the fiscal year. In formulating the Senior Executive Bonus Plan for fiscal 2000 for executive officers of the Company, including Dr. Cooper, the Compensation Committee adopted performance measures tied to a number of business and financial objectives to be achieved during fiscal 2000 and assigned relative weight to each objective. The Senior Executive Bonus Plan for fiscal 2000 entitled the named executive officers of the Company to a bonus equal to varying percentages of base salary depending upon achieving these objectives which included:

  . achievement of certain defined clinical or regulatory product development milestones;

  . out-licensing of certain compounds to a corporate development/marketing partner on terms approved by the Board of Directors;

  .  in-licensing or acquisition of a significant new asset;

  .  the fair market value of Shares relative to specified indices;

  .  maintaining certain levels of cash; and

  . substantial mitigation of the Company's exposure to Redux-related product liability litigation.

--------
(2) The material in this report is not soliciting material, is not deemed filed with the S.E.C. and is not incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

  The Committee considered the Company's performance under these measures for fiscal 2000 and used their subjective judgment and discretion, in accordance with the parameters of the Senior Executive Bonus Plan for fiscal 2000, to make a recommendation to the Board of Directors in approving individual compensation. Under the terms of the Senior Executive Bonus Plan for fiscal 2000, the Board approved a bonus to Dr. Cooper of $189,000, and bonuses to each of Messrs. Butler and Rogers and Dr. Sandage of $119,250.

Glenn L. Cooper, M.D.

  The compensation received during fiscal 2000 by Dr. Cooper was governed by the Cooper Agreement and substantially in accordance with the policies described above relating to all executive officers. In addition, in adopting the Senior Executive Bonus Plan for fiscal 2000 and establishing the percentage of salary used in calculating the bonus payment to Dr. Cooper, and recommending approval of such bonus, members of the Compensation Committee also considered a subjective evaluation of Dr. Cooper's performance and ability to influence the Company's near and long-term growth. The Compensation Committee considered Dr. Cooper's efforts and performance necessary to achieve specified objective criteria, as described above. See "Employment Agreements."

Tax Deductibility of Compensation

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the ability of the Company to deduct for tax purposes compensation over $1,000,000 to any of the named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company's stockholders. In fiscal 2000, the Company granted restricted stock awards which, depending upon the fair market value of Shares on the date of vesting of such awards, may result in compensation expense that may not be deductible pursuant to Section 162(m) when recognized; however, no such limitation on deductibility is applicable for fiscal 2000.

                                          David B. Sharrock, Chairman
                                          General Alexander M. Haig, Jr.
                                          Harry J. Gray
                                          Malcolm Morville, Ph.D.

                     STOCK PRICE PERFORMANCE PRESENTATION

  The following chart compares the cumulative total stockholder return on Shares with the cumulative total stockholder return of (i) the Nasdaq Market Index and (ii) a peer group index consisting of companies reporting under the Standard Industrial Classification Code 2834 (Pharmaceutical Preparations):






                           [GRAPH APPEARS HERE]
                                           Cumulative Total Return
                                 ---------------------------------------------
-
                                    9/95    9/96    9/97   9/98   9/99   9/00
INTERNEURON PHARMACEUTICALS, INC.  100.00  245.65  104.35  26.09  10.87  19.83
NASDAQ STOCK MARKET (U.S.)         100.00  118.68  162.92 165.52 270.44 358.89
PEER GROUP                         100.00  133.92  189.66 271.54 283.36 368.15

--------
(1) Assumes $100 invested on September 30, 1995 and assumes dividends reinvested. Measurement points are at the last trading day of the fiscal years ended September 30, 1995, 1996, 1997, 1998, 1999 and 2000. The
    material in this chart is not soliciting material, is not deemed filed with the S.E.C. and is not incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing. A list of the companies included in the Peer Group Index will be furnished by the Company to any stockholder upon written request to the Executive Vice President, Chief Financial Officer and Treasurer.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Dr. Rosenwald receives a management fee, which includes his out-of-pocket expenses incurred in providing services to the Company of $2,500 per month under a management agreement with the Company. For fiscal 2000, the Company paid $30,000 to Dr. Rosenwald pursuant to this agreement.

  In fiscal 2000, each executive officer received restricted stock awards under the 1997 Plan and were granted stock options pursuant to the Company's stock option plans and each non-employee director was granted an option to purchase 100,000 Shares pursuant to the Company stock option plans. In fiscal 2000, the Company also granted options to certain of the Company's directors pursuant to automatic grant provisions under the 1994 Plan. In accordance with the terms of the 1994 Plan, on the date following the Annual Meeting date, each of the directors of the Company (except Drs. Rosenwald and Cooper) will receive automatic grants of options to purchase 5,000 Shares, which will be exercisable at a price equal to the fair market value of the Company's Shares as determined on the date of grant. See "Director Compensation."

                              PROPOSAL NUMBER 2:
                       APPROVAL AND RATIFICATION OF THE
                      APPOINTMENT OF INDEPENDENT AUDITORS

  The Management of the Company recommends a vote for the approval and ratification of the appointment of PricewaterhouseCoopers LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending September 30, 2001. PricewaterhouseCoopers LLP has been the Company's auditors for the past fiscal year and has no direct or indirect financial interest in the Company. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if he or she desires to do so, and shall be available to respond to appropriate questions.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND THE STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION THEREOF.

                                    GENERAL

  The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

  The Company will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit by telephone proxies without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.

  The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 2000 (as filed with the S.E.C.) including the financial statements thereto. All such requests should be directed to Executive Vice President, Finance, Interneuron Pharmaceuticals, Inc., One Ledgemont Center, 99 Hayden Avenue, Lexington, Massachusetts 02421.

                             STOCKHOLDER PROPOSALS

  The Annual Meeting of Stockholders for the fiscal year ending September 30, 2001 is expected to be held in March 2002. Stockholders who seek to present proposals at the Company's next Annual Meeting of Stockholders must submit their proposals to the Company on or before September 30, 2001.

  In the event the Company receives notice of a stockholder proposal to take action at next year's Annual Meeting of Stockholders that is not submitted for inclusion in the Company's proxy materials, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Company to its stockholders intend to exercise their discretion to vote on the stockholder proposal in accordance with their best judgment if notice of the proposal is not received at the Company's main office prior to the date of the next Annual Meeting of Stockholders.

                                          By Order of the Board of Directors,

                                          Glenn L. Cooper, M.D.
                                          President, Chief Executive
                                          Officer and Chairman

Dated: January 29, 2001

                                  APPENDIX A

                       INTERNEURON PHARMACEUTICALS, INC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I. PURPOSE

  The primary function of the Audit Committee (the "Audit Committee" or the "Committee") is to assist the Board of Directors (the "Board") of Interneuron Pharmaceuticals, Inc. (the "Corporation") in fulfilling its oversight responsibilities by reviewing the Corporation's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

  . Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

  . Review and appraise the audit efforts of the Corporation's independent accountants.

  . Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of the Charter.

II. COMPOSITION

  The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors meeting the requirements as stated in NASD Rule 4310(c)(26)(B), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

  The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

  The Committee shall meet at least two times annually. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with IV.3. below.

IV. RESPONSIBILITIES AND DUTIES

  The Audit Committee shall review with management and the independent auditors the Corporation's annual financial statement, including a discussion with the independent accountants of the matter required to be discussed by Statement of Auditing Standards No. 61, as amended ("SAS No. 61"), which include:

  .  The auditors' responsibility under Generally Accepted Accounting
     Standards;

  .  The Corporation's significant accounting policies;

  .  Management judgments and accounting estimates;

  .  Significant audit adjustments;

  .  Other information in documents containing audited financial statements;

  .  Disagreements with management;

  .  Consultation with other accountants;

  .  Major issues discussed with management prior to retention; and

  .  Difficulties encountered in performing the audit.

  To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and update this Charter periodically, at least annually, and as conditions dictate.

2. Review with financial management and the independent accountants the Corporation's annual financial statements to be included in the Corporation's Annual Report on Form 10-K.

3. Review with financial management and the independent accountants the Corporation's quarterly financial statements to be included in the Corporation's Quarterly Report on Form 10-Q. The Chair of the Committee or his or her designee may represent the entire Committee for purposes of this review.

4. Prepare an annual report to shareholders to be included in the Corporation's proxy statement as required by the Securities and Exchange Commission.

Independent Accountants

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

8. Review and discuss with the independent auditor the auditor's independence consistent with the requirements of Rule 101 of the American Institute of Certified Public Accountants Professional Standards and the requirements of the Independence Standards Board.

Financial Reporting Processes

9. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Corporation's accounting principles and practices.

Legal and Administrative Compliance

11. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

12. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

13. Maintain minutes of all meeting of the Audit Committee for inclusion in the Corporation's Minute Book.

                Please Detach and Mail in the Envelope Provided

[X] Please mark your
    votes as in this
    example.

            FOR all nominees  WITHHOLDING  Nominees:                                                           FOR  AGAINST ABSTAIN
             listed at right   AUTHORITY     Glenn L Cooper, M.D.     2. Approval and ratification of the      [ ]    [ ]    [ ]
               (except as     to vote for    Harry J. Gray               appointment of PricewaterhouseCoopers
1. Election   marked to the   all nominees   Alexander M. Haig, Jr.      LLP as independent auditors of the
   of           countrary      listed at     Malcolm Morville, Ph.D.     Company.
   Directors     below)          right       Lindsay A. Rosenwald, M.D.
                  [ ]             [ ]        Lee J. Schroeder          3. In their discretion, proxies are authorized to vote upon
                                             David B. Sharrock            such business as may properly come before the meeting.
(INSTRUCTION: To withhold authority to vote
for any individual nominee, print that                                    The Shares represented by this proxy will be voted as
nominee's name on the line provided below)                            directed. If no contrary instruction is given, the Shares
                                                                      will be voted FOR the election of the nominees and FOR
-----------------------------------------                             the approval and ratification of the appointment of
                                                                      PricewaterhouseCoopers LLP as the independent auditors of
                                                                      the Company.


SIGNATURE                                                                                            DATED:                 , 2001
         ---------------------------------------------   ------------------------------------------        -----------------
                                                                 Signature if held jointly
NOTE: (Please date, sign as name appears above and return promptly. If Shares are registered in the names of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title.
Please note any changes in your address next to the address as it appears in the proxy.)


8888 PROXY
               INTERNEURON PHARMACEUTICALS, INC. (the "Company")
                        ANNUAL MEETING OF STOCKHOLDERS
          This Proxy is Solicited on Behalf of the Board of Directors

   The undersigned hereby appoints Glenn L. Cooper, M.D. or Michael W. Rogers as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at The Doubletree Guest Suites, 550 Winter Street, Waltham, Massachusetts 02451 on March 7, 2001 at 10:00 a.m. and at any adjournment thereof, and to vote the shares of Common Stock (the "Shares") the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card.

                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE